SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 25, 2005

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On January 25, 2004, Sunrise Telecom Incorporated (the "Company") issued a press release indicating that the release of its financial results for the fourth quarter ended December 31, 2004 has been rescheduled from Tuesday, February 1, 2005 to Wednesday, February 9, 2005. A copy of this press release is attached as Exhibit 99.1 to this report. The Company is making forward-looking statements regarding fourth quarter 2004 sales and expense estimates in the press release.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: January 28, 2004	By:	/s/ PAUL A. MARSHALL
Paul A. Marshall Chief Operating Officer and Acting Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on January 25, 2004 announcing that the Company will reschedule the Fourth Quarter 2004 Earnings Release and Conference Call.

EXHIBIT 99.1

At Sunrise Telecom Incorporated

Paul Marshall

Acting Chief Financial Officer

(408) 363-8000

For Immediate Release

Sunrise Telecom Reschedules Fourth Quarter 2004 Earnings Release and Conference Call to February 9, 2005

- Sales anticipated to be at the high end of the previously announced range of $18 to $20 million  -

SAN JOSE, CA, January 25, 2005-Sunrise Telecom Incorporated (NASDAQ: SRTI) today announced that the release of its financial results for the fourth quarter ended December 31, 2004 has been rescheduled from Tuesday, February 1, 2005 to Wednesday, February 9, 2005. The change in scheduling allows the Company and its auditors more time to complete the quarter and year-end financial review. The closing process for the quarter and year ended December 31, 2004 has taken longer than expected due to additional procedures required under Section 404 of the Sarbanes Oxley Act of 2002 as well as Company personnel changes. As previously announced, the former Corporate Controller and Chief Accounting Officer, Scott Green, resigned effective December 3, 2004. The Company hired Lawrence Stritch as Corporate Controller on December 1, 2004. Mr. Stritch is a licensed CPA with over twenty years of senior-level experience in financial organizations of both publicly traded and privately held technology companies, including positions as a Corporate Controller and a CFO.

Management reiterated the preliminary financial results provided on January 6, 2005, adding that it expected sales for the fourth quarter 2004 to be at the upper end of the previously announced $18- $20 million range. Management also added that expenses are expected to be generally in line with expectations based on recent quarters' performance.

Quarterly Conference Call Information

Sunrise Telecom will hold its fourth quarter 2004 earnings conference call on Wednesday, February 9, 2005 at 1:30 p.m. (PST) / 4:30 p.m. (EST). To listen to the call and have the opportunity to ask questions, please dial 800-915-4836 at least 5 minutes prior to the start. This call is also being Web cast and can be accessed for listening only at the Investor Relations section of the Sunrise Telecom Web site at www.sunrisetelecom.com, by clicking on Company then Investors/Governance. An online playback of the Web cast will be available on the company's Web site following the call.

About Sunrise Telecom, Incorporated

Sunrise Telecom manufactures and markets service verification equipment to pre-qualify, verify, and diagnose telecommunications, cable broadband, and Internet networks. For more information, visit the company's website at www.sunrisetelecom.com.

Forward Looking Statements

This press release contains forward-looking statements, including sales estimates and expectations for expenses for the fourth quarter of 2004, within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom's lengthy sales cycle; unanticipated difficulties associated with international operations; deferred sales resulting from the application of revenue recognition requirements, unexpected adjustments to preliminary accounting figures, and unanticipated delays in product delivery schedules. These risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended September 30, 2004. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Contact:

Sunrise Telecom Incorporated

Kate Sidorovich

Investor Relations

408-360-1219

ksidorovich@sunrisetelecom.com